The Statistic Report of Market Share of Chinese Music Websites
Q2 2008

(Concise Version)

China Internet Index System (CIIS) Core Report

Jul, 2008

Table of contents

About ChinaLabs	3

About China Internet Index System (CIIS)	4

Statistics of Market Share of Top50 Music Websites	6

Analysis of the Concentration of the Top Music Websites	7

Table of Contents of ChinaLabs Market Share Reoport	17

Legal Statement and Disclaimer	18

About China Internet Index System
China Internet Index System (CIIS) was co-released by ChinaLabs (www.chinalabs.com) and National Bureau of Statistics of China(NBS) in 2004.
China Internet Index System (CIIS) is a comprehensive index ranking system which provides decision-making reference for the study of the operational conventions of Chinese internet economy, the forecast of the fluctuation trend of Internet economy, the implementing of macro control and regulation of Internet economy, and the operation of enterprises.
China Internet Index System (CIIS) has made preliminary study into the Chinese internet economy from macro and micro levels and in-between, covering infrastructure and customer satisfaction, development of internet in different areas and industry performance, the performance of listed companies in internet industry and Chinese-language websites, providing solid reference to those who want to know the current development situation and trend of Chinese Internet economy.
CIIS consists of four main index systems. They are:
●	Chinese Internet Infrastructure Index
●	Chinese Internet Satisfaction Index
●	Chinese Internet Performance Index
●	Chinese Internet Stock Index

Infrastructure Index
Infrastructure index is a scalar measurement of the affecting factors which are fundamental and protective to the development of Internet industry. CIIS adopts 4 indexes to evaluate Internet Infrastructure Index: number of netizens, number of domains, total international internet bandwidth and number of internet-connected computers.
Satisfaction Index
Satisfaction index is a measure of user satisfaction of products and services when they spend money via internet. Data of Satisfaction Index comes from issues of CNNIC <Internet Development Statistics Report>.

Performance Index
●	Popularity Index
●	Composite Index
●	Structure Index
Performance Index describes the internet economy at the internet performance level, including three important indexes:
1. Popularity Index, which is calculated based on Alexa data, selects the mostly visited websites as member websites, calculates the weighted average of the IP value and PV value, compares it with other websites’, and get the Popularity Indexes.
2. Composite Index represents comparative trend of the overall flows level between Chinese websites and the globe’s. Providing the number of global daily visit stay stable, it can tell the trend of Chinese websites’ flows and the overall tendency of China internet industry development.
3. Structure Index is the result which shows the actual effect of Internet in China, the balance rate and maturity of entire internet industry, based on traffic of particular websites.

Internet Stock Index
Internet Stock Index is designed to reflect the general performance of overseas listed Chinese Internet companies (at the basic service level and value-added service level of Internet industry) which can be invested in, including overseas listed Concept Internet companies from China. The Index is released daily after the closing of stock exchange.

Market share Statistics of Top50 Music Websites

Analysis of Concentration of Music Websites Industry

Market Share of Top3 Music Websites

Market Share of Top10 Music Websites

Analysis of Top10 Music Websites

sogua.com

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	26.79	↑11.3	↑60.69%	36.49	22.86	↓3.12	↓11.38%	38.69	3.9
Rank	1	↓4.89	↓79.16%	1	2	↑1	↑42.88%	1	15

1ting.com

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	7.49	↓2.65	↓9.97%	33.42	7.49	↓0.62	↓2.87%	33.42	3.94
Rank	7	↑1.8	↑135.71%	1	7	↑1	↑24.14%	1	14

fenbei.com

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	14.58	↑0.46	↑3.72%	19.72	6.49	↓2.86	↓14.98%	33.29	6.49
Rank	2	↓2	↓28.58%	2	10	↑1	↑22.55%	1	11

haoting.com

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	4.59	↓3.19	↓16.68%	22.65	4.59	↓1.08	↓6.29%	22.7	4.59
Rank	11	↑2.59	↑91.59%	3	11	—	↑10.22%	1	11

9sky.com

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	13.06	↓0.91	↓6.26%	15.25	10.62	↑1.63	↑14.83%	16.61	8.12
Rank	4	↑0.26	↑6.28%	4	6	↓1	↓13.32%	1	8

qq163.com

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	13.45	↓1.77	↓15.63%	13.45	3.43	↓0.12	↓1.17%	17.26	2.99
Rank	3	↑1.88	↑32.24%	3	16	↑1	↑17.61%	3	16

520music.com

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	9.05	↓2.36	↓23.4%	9.36	4.37	↑0.75	↑9.96%	13.84	4.37
Rank	6	↑0.64	↑8.57%	6	13	—	↓1.39%	5	13

8box.cn

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	10.12	↑0.22	↑2.74%	10.12	6.97	↑2.9	↑51.08%	14.65	3.14
Rank	5	↓1.53	↓17.59%	5	9	↓4	↓34.55%	3	15

yymp3.com

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	6.61	↑0.21	↑3.05%	9	5.95	↑0.18	↑2.73%	9	3.99
Rank	8	↓1.17	↓12.73%	6	10	—	↓2.33%	6	13

yobo.com

Popularity	Value today	Value change in week	Ratio changes in week	Highest value in week	Lowest value in week	Value changes per month	Ratio changes per month	Highest value in month	Lowest value in month
CIIS	1.89	↓3.43	↓51.12%	8.76	1.69	↑1.44	↑25.5%	17.21	1.69
Rank	25	↑10.57	↑105.71%	7	28	↑2	↑20.98%	3	28

Index of ChinaLabs Market Share Reports

Legal Statement and Disclaimer

This report was prepared and issued by ChinaLabs.com, and all texts, images and forms included hereinabove in this report are protected by related intellectual property laws of China. Unauthorized commercial use of the information in this report by any organization or individual is prohibited.
The data used in this report is based on the traffic monitoring system of a 3rd party. Some date may be unable to reflect the actual market situation completely, and this report is for reference only. ChinaLabs.com is not responsible for any inaccuracy in the data of this report.